UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2011

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 3, 2011, Sabra Health Care REIT, Inc. (“Sabra”), through an indirect wholly owned subsidiary, completed the previously disclosed acquisition of Texas Regional Medical Center at Sunnyvale, a 70-bed acute care hospital located outside of Dallas, Texas (the “Texas Regional Medical Center”), from CP Sunnyvale Property, Ltd, a Texas limited partnership (the “Seller”). The aggregate purchase price for the acquisition was $62.7 million, which was funded from Sabra’s available cash.

The facility opened to the public in September 2009 and is leased pursuant to a long term, triple net lease to Texas Regional Medical Center Ltd, (the “Tenant”), a partnership which includes approximately 75 physicians who practice at the hospital. Neither the Seller nor the Tenant are affiliated with Sabra.

In connection with the acquisition, Sabra assumed the Seller’s position in an existing triple-net lease with the Tenant that expires in September 2034. The lease provides for a 6% rent escalator every 5 years beginning in September 2014, resulting in GAAP annual lease revenues of $6.6 million, and two five-year renewal options with annual rent of 106% of the previous year’s rent. The acquisition is expected to provide an initial yield of 9.25% from cash rent.

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2011, Sabra issued a press release reporting its results of operations for the three month period ended March 31, 2011. The press release referred to a supplemental information package that is available on Sabra’s website, free of charge, at www.sabrahealth.com. The text of the press release and the supplemental information package are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are specifically incorporated by reference herein.

The information in this Form 8-K and the related information in the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of Sabra under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired. Sabra intends to file, by amendment to this Form 8-K, the financial statements required by this item no later than 71 days after the date this Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated March 30, 2011, by and between Sabra Health Care REIT, Inc. and CP Sunnyvale Property, Ltd.

99.1	Press Release of Sabra Health Care REIT, Inc., dated May 4, 2011.

99.2	Sabra Health Care REIT, Inc. Supplemental Information Package, dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: May 5, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated March 30, 2011, by and between Sabra Health Care REIT, Inc. and CP Sunnyvale Property, Ltd.

99.1	Press Release of Sabra Health Care REIT, Inc., dated May 4, 2011.

99.2	Sabra Health Care REIT, Inc. Supplemental Information Package, dated March 31, 2011.